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DATE

Company
Address


Ladies and Gentlemen:

     The undersigned, a beneficial owner of common stock of _______________ (the "Company") with a par value of $.001, understands that the Company intends to file with the U. S. Securities and Exchange
Commission a registration statement on Form SB-2 (the "Registration
Statement"), for the registration of the Company's Common Stock. As part of the disclosure included in the Registration Statement, the Company has affirmatively stated that there will be no trading of the Company's securities until such time as the Company successfully implements its business plan as described in such Registration
Statement, consummating a merger or acquisition.

     In order to insure that the aforesaid disclosure is adhered to, the undersigned agrees, for the benefit of the Company, that he/she will not offer to sell, assign, pledge, hypothecate, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common stock of the Company owned by him/her, or subsequently acquired through the exercise of any options, warrants or rights, or conversion of any other security or by reason of any stock split or other distribution of stock, or grant options, warrants or rights, or conversion of any other security or by reason of any stock split or other distribution of stock, or grant options, rights or warrants with respect to any such shares of Common Stock, until the Company successfully closes a merger or acquisition. Furthermore, the undersigned will permit all certificates evidencing his/her shares to be endorsed with the appropriate stop transfer orders with the transfer agent of the Company. Furthermore, the undersigned agrees that all certificates evidencing his/her shares will be held by Shawn F. Hackman a P.C., legal counsel for the Company, who will hold the certificates until the Company has completed a merger or acquisition.

                                    Very truly yours,



                                    _________________

